Exhibit 99.1
FOR IMMEDIATE RELEASE
Akamai Announces New Members Elected to its Board of Directors
Janaki Akella and Bas Burger bring extensive experience in global business transformation, innovation, AI, and go-to-market strategies
Cambridge, MA – July 8, 2025 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cybersecurity and cloud computing company that powers and protects business online, today announced additions to its Board of Directors. Effective immediately, Janaki Akella and Bas Burger have joined the Akamai Board, bringing extensive experience in technology leadership and global business transformation.
As a technology leader, Janaki Akella brings deep expertise in cloud computing, cybersecurity, and AI to Akamai’s Board, as well as general management and strategy consulting experience. Previously, Akella served in executive leadership roles at Google and McKinsey & Company, after an early career at HP. At Google she held executive positions in three of the company’s largest product areas, including head of digital transformation with Google’s Cloud business. Currently, Akella serves on the Boards of Southern Company, Sallie Mae Corporation, and Fractal Analytics, an APAX Partners- and TPG-backed global provider of AI solutions to the Fortune 500. Akella’s board services include oversight of cybersecurity for critical infrastructure, technology and AI-based business transformation, and governance of long-term strategic direction. She has been awarded the Distinguished Alumni award by the College of Engineering, Guindy, India, and has been recognized as one of the Top 100 AAPI Board Members Making a Difference.
Bas Burger serves as CEO of BT International, the division of the UK telecoms company delivering global data, voice, security, and cloud connectivity solutions to multinational organizations. Throughout his career, Burger has led complex global organizations in executing go-to-market initiatives focused on driving customer acquisition, retention, and expansion. These initiatives have included strategic partnerships with major technology, infrastructure, and cybersecurity players, creating solutions that address customers’ digital transformation and networking challenges. He has also driven the innovation of global cloud-based platforms aimed at delivering AI-ready, secure, multi-cloud international networking. Burger contributes to the World Economic Forum and serves on the Committee for Economic Development.
Tom Leighton, CEO of Akamai, commented, “We are thrilled to welcome Janaki Akella and Bas Burger to our Board of Directors. Janaki’s extensive experience in digital transformation and her leadership in leveraging cutting-edge technologies like AI, will be invaluable as we continue to innovate and expand our cloud computing and cybersecurity offerings. Bas’ experience in international business, particularly in driving global sales, channels, and go-to-market partnerships, will provide important insights as we continue through our transformation and pursue future growth opportunities.”
Dan Hesse, Akamai's Chairman of the Board, added: “The addition of Janaki and Bas to our Board underscores our commitment to expanding Akamai’s presence and offerings in cloud computing while cementing leadership in cybersecurity. Their deep expertise, as well as fresh perspective, will be critical in helping Akamai sustain fast growth in security and cloud computing and capitalize on the opportunities created by AI.”
“I am excited to join Akamai's Board of Directors,” said Akella. “I am particularly eager to bring my ‘voice of the customer’ perspective and support Akamai’s continued successful transformation to the cybersecurity and cloud computing company that powers and protects business online.”
“I am honored to join the Board of Akamai, a company that has been at the forefront of delivering superior digital experiences,” said Burger. “I look forward to contributing my international business and go-to-market experience to help the company further its commitment to innovation across both cybersecurity and cloud computing.”
About Akamai
Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence, and global operations team provide defense in depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale, and expertise they need to grow their business with confidence. Learn more at akamai.com and akamai.com/blog, or follow Akamai Technologies on X and LinkedIn.
Akamai Statement Under the Private Securities Litigation Reform Act
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements include, but are not limited to, statements regarding Akamai’s expectations about the addition of new members to its Board of Directors and the potential impact on the company’s business and strategy. Each of the forward-looking statements contained herein is subject to change as a result of various important factors, many of which are beyond the company’s control. Such factors include, but are not limited to, risks related to Akamai’s business operations, changing market conditions, technological advancements, and other factors that are discussed in the company’s most recent Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other documents filed with the Securities and Exchange Commission. All information provided in this press release is as of the date hereof, and Akamai undertakes no obligation to update or revise any forward-looking statement contained herein, except as required under applicable law.

Contacts:
Christine Simeone	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com